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                                  EXHIBIT 23.2

                      (LETTERHEAD OF RYDER SCOTT COMPANY)


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


       As independent petroleum engineers, we hereby consent to the use of our name in the Annual Report on Form l0-K of 3DX Technologies Inc. for the year ended December 31, 1996. We further consent to the inclusion of our estimate of reserves and present value of future net reserves dated February 6, 1997 in such Annual Report.



                                                             RYDER SCOTT COMPANY
                                                             PETROLEUM ENGINEERS

Houston, Texas
March 26, 1997